                                                                    CONFIDENTIAL








                                 PROJECT SPRINT



--------------------------------------------------------------------------------
                   Valuation Update for the Opinion Committee
--------------------------------------------------------------------------------



                                  June 9, 2003



                       (THE BLACKSTONE GROUP LOGO OMITTED)

PROJECT SPRINT                                                      CONFIDENTIAL
VALUATION UPDATE FOR THE OPINION COMMITTEE
--------------------------------------------------------------------------------


SUMMARY
--------------------------------------------------------------------------------
Blackstone's preliminary view is that the appropriate valuation reference range for Atalanta is between $13.35 and $14.10 per share, assuming the value of the investment capital & other assets is $11.35 per share as of June 6, 2003.
--------------------------------------------------------------------------------

-------------------------------------   -------------------------------------
           TOTAL EQUITY VALUE                       PRICE PER SHARE
-------------------------------------   -------------------------------------

           (CHART OMITTED)                          (CHART OMITTED)

                  ($s IN MILLIONS)                        (PRICE PER SHARE)

Investments       $98.3                 Investments       $11.35

Value of Asset    $23.8      $17.3      Value of Asset     $2.75      $2.00
Management                              Management
Business                                Business

Atalanta         $122.1     $115.6      Atalanta           $14.10    $13.35







----------
Note: Value of asset management business excludes value associated with investments, investments in limited partnerships and other non-consolidated assets / liabilities.
--------------------------------------------------------------------------------
(THE BLACKSTONE GROUP LOGO OMITTED)                                            1

PROJECT SPRINT                                                      CONFIDENTIAL
VALUATION UPDATE FOR THE OPINION COMMITTEE
--------------------------------------------------------------------------------


SUMMARY MULTIPLES: ASSET MANAGEMENT / BROKERAGE
--------------------------------------------------------------------------------
Blackstone believes that the preliminary indicative reference range for the value of the asset management / brokerage business is $2.00 to $2.75 per share.
--------------------------------------------------------------------------------

                                                                         IMPLIED REFERENCE RANGE AS A MULTIPLE OF
                                IMPLIED REFERENCE  ------------------------------------------------------------------------------
               METHODOLOGY        RANGE/SHARE         REVENUE          EBITDA           PRETAX INCOME           NET INCOME
 ------------------------------------------------- ------------- ----------------- ------------------------ ---------------------
 Comparable Company Analysis      $1.95 - $3.05
      LTM                                           1.3x - 2.0x     21.3x - 33.3x       47.9x - 75.0x          82.6x - 129.2x
      2000 - 2002 Average(1)                        1.0x - 1.6x      6.2x - 9.7x         7.5x - 11.8x          13.0x - 20.3x

 Precedent Transaction Analysis    2.15 - 3.10
      LTM                                           1.4x - 2.0x     23.5x - 33.8x       52.8x - 76.2x          91.1x - 131.4x
      2000 - 2002 Average(1)                        1.1x - 1.6x      6.8x - 9.8x         8.3x - 12.0x          14.3x - 20.7x

 Discounted Cash Flow(2)           1.76 - 2.10
      LTM                                           1.1x - 1.4x     19.2x - 22.9x       43.3x - 51.6x          74.6x - 89.0x
      2000 - 2002 Average(1)                        0.9x - 1.1x      5.6x - 6.7x         6.8x - 8.1x           11.7x - 14.0x

 Third Party Sale                  2.05 - 2.75
      LTM                                           1.3x - 1.8x     22.4x - 30.0x       50.4x - 67.6x          86.9x - 116.5x
      2000 - 2002 Average(1)                        1.0x - 1.4x      6.5x - 8.7x         7.9x - 10.6x          13.7x - 18.3x
---------------------------------------------------------------------------------------------------------------------------------
 REFERENCE RANGE(3)               $2.00 - $2.75
      LTM                                           1.3X - 1.8X     21.8X - 30.0X       49.2X - 67.6X          84.7X - 116.5X
      2000 - 2002 AVERAGE                           1.0X - 1.4X      6.3X - 8.7X         7.7X - 10.6X          13.3X - 18.3X
---------------------------------------------------------------------------------------------------------------------------------

----------
(1) Excludes realized and unrealized gains / (losses) and amortization of unearned compensation from net income in 2000 and 2001.
(2) Reference range based on weighted average of Management Case (25%) and Blackstone Case (75%).
(3)  Represents approximately the mean of four methodologies.


--------------------------------------------------------------------------------
(THE BLACKSTONE GROUP LOGO OMITTED)                                            2

PROJECT SPRINT                                                      CONFIDENTIAL
VALUATION UPDATE FOR THE OPINION COMMITTEE
--------------------------------------------------------------------------------

FINANCIAL PROJECTIONS FOR THIRD-PARTY ASSET MANAGEMENT BUSINESS - UPDATE

--------------------------------------------------------------------------------
                     REVISED BLACKSTONE CASE (JUNE 9, 2003)
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                 KEY ASSUMPTIONS
--------------------------------------------------------------------------------

o Market Appreciation: 7.5% combined market appreciation of AUM 2004 - 2007 (assumes approximately 12.5% market appreciation in 2003)

o Net Inflows: 2.5% increase of beginning of year AUM balance in net inflows 2004 - 2007 (assumes net inflows of $112 in first half of 2003 and no new net inflows in Q3 and Q4 of 2003) (1)

o  Fee Levels: Assumes weighted average fee remains constant throughout period

o Compensation & Benefits and General & Administrative Expenses: 5.5% increase in 2003, 5.0% annual expense growth 2004 - 2007

o Includes financing costs associated with $2 million of working capital at 6% interest rate

o  Tax Rate: 42.0%

--------------------------------------------------------------------------------
                          DISCOUNTED CASH FLOW SUMMARY
--------------------------------------------------------------------------------

                             EQUITY VALUE PER SHARE
   ------------------------------------------------------------------------
                                       EBITDA EXIT MULTIPLE
                     -------------------------------------------------------
                         7.0X       7.5X        8.0X        8.5X        9.0X
                     -------------------------------------------------------
             10.0%      $2.38      $2.51       $2.65       $2.78       $2.92
                                -----------------------------------
             11.0%       2.29       2.42        2.55        2.68        2.81

   WACC      12.0%       2.21       2.33        2.46        2.58        2.70

             13.0%       2.13       2.25        2.37        2.49        2.61
                                -----------------------------------
             14.0%       2.05       2.17        2.28        2.40        2.51

--------------------------------------------------------------------------------
                     PREVIOUS BLACKSTONE CASE (MAY 7, 2003)
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                 KEY ASSUMPTIONS
--------------------------------------------------------------------------------

o Market Appreciation: 7.5% combined market appreciation of AUM 2004 - 2007 (assumes approximately 5.0% annualized market appreciation in 2003)

o Net Inflows: 2.5% increase of beginning of year AUM balance in net inflows 2004 - 2007 (assumes no net inflows in 2003)(1)

o  Fee Levels: Assumes weighted average fee remains constant throughout period

o Compensation & Benefits and General & Administrative Expenses: 5.0% decline in 2003, 4.5% annual expense growth 2004 - 2007

o Includes financing costs associated with $2 million of working capital at 6% interest rate

o  Tax Rate: 42.0%

--------------------------------------------------------------------------------
                          DISCOUNTED CASH FLOW SUMMARY
--------------------------------------------------------------------------------

                             EQUITY VALUE PER SHARE
   ------------------------------------------------------------------------
                                       EBITDA EXIT MULTIPLE
                     -------------------------------------------------------
                         7.0X       7.5X        8.0X        8.5X        9.0X
                     -------------------------------------------------------
             10.0%      $2.23      $2.36       $2.49       $2.61       $2.74
                                -----------------------------------
             11.0%       2.15       2.27        2.39        2.51        2.64

   WACC      12.0%       2.07       2.18        2.30        2.42        2.54

             13.0%       1.99       2.10        2.22        2.33        2.44
                                -----------------------------------
             14.0%       1.92       2.03        2.14        2.25        2.35

----------
(1) Net inflow assumption based on Blackstone estimate given that decline in weighted average fees will likely be driven by growth in Wrap assets under management. Management believes that net inflows will not increase during the projection period.

--------------------------------------------------------------------------------
(THE BLACKSTONE GROUP LOGO OMITTED)                                            3

PROJECT SPRINT                                                      CONFIDENTIAL
VALUATION UPDATE FOR THE OPINION COMMITTEE
--------------------------------------------------------------------------------


THIRD-PARTY SALE VALUE
--------------------------------------------------------------------------------
The value of Atalanta in a sale to a third- party strategic buyer suggests a preliminary reference range of $2.00 to $2.75 per share assuming an acquiror could achieve EBITDA margins of 15% to 20% on the incremental revenue from the Company. Blackstone believes that an acquiror could achieve incremental margins as high as 30% to 40% but may not be willing to pay the Company's shareholders for the full amount of operational synergies achieved.
--------------------------------------------------------------------------------

      ($ in millions, except per share data)

      5/31/03 Ending AUM                                   $2,395.0
      Weighted Average Fee                                      0.57%
                                                           ---------
         Annual Fee Revenue                                   $13.6
         Commission and Other Revenue                           1.0
                                                           ---------
                                                              $14.6

      Comparable EBITDA Margin                                 17.5%
         Implied 2003 EBITDA                                   $2.6

      EBITDA Valuation Multiple                                 8.0x
         Value of Asset Management Business                   $20.5

      VALUE PER SHARE                                          $2.36

--------------------------------------------------------------------------------
           VALUE OF ASSET MANAGEMENT BUSINESS: SENSITIVITY ANALYSIS -
                             EQUITY VALUE PER SHARE
--------------------------------------------------------------------------------

                                               EBITDA MARGIN
                           -----------------------------------------------------
                            12.5%      15.0%     17.5%       20.0%     22.5%
                           -----------------------------------------------------
   WEIGHTED     0.55%       $1.63      $1.96     $2.28       $2.61     $2.94
AVERAGE MGMT.                         -------------------------------
     FEE        0.56%        1.66       1.99      2.32        2.65      2.99
                0.57%        1.69       2.02      2.36        2.70      3.04
                0.58%        1.71       2.06      2.40        2.74      3.09
                                      -------------------------------
                0.59%        1.74       2.09      2.44        2.79      3.14



                                               EBITDA MARGIN
                           -----------------------------------------------------
                             12.5%      15.0%     17.5%      20.0%      22.5%
                           -----------------------------------------------------
    COMPARABLE     7.0x      $1.48      $1.77     $2.07      $2.36      $2.66
 EBITDA MULTIPLE                       -------------------------------
                   7.5x       1.58       1.90      2.21       2.53       2.85
                   8.0x       1.69       2.02      2.36       2.70       3.04
                   8.5x       1.79       2.15      2.51       2.87       3.23
                                       -------------------------------
                   9.0x       1.90       2.28      2.66       3.04       3.42

--------------------------------------------------------------------------------
(THE BLACKSTONE GROUP LOGO OMITTED)                                            4

PROJECT SPRINT                                                      CONFIDENTIAL
VALUATION UPDATE FOR THE OPINION COMMITTEE
--------------------------------------------------------------------------------


PREMIUM ANALYSIS

--------------------------------------------------------------------------------
The offer price of $13.95 per share represents a 36.1% premium to the closing stock price as of December 5, 2002 (the date prior to Mr. Sosnoff's oral proposal) and 36.4% premium to the average closing stock price of the Company over the three-year period ending December 5, 2002.
--------------------------------------------------------------------------------

                                             PRIOR TO DECEMBER 6, 2002
                                             -------------------------
                                                                  %
                                              PRICE           PREMIUM
                                              -----           -------
    Merger Consideration                      $13.95             NA
    1 Day(1)                                  $10.25           36.1%
    6-Month Average(1)                         $9.59           45.5%
    1-Year Average(1)                         $10.27           35.8%
    3-Year Average(1)                         $10.23           36.4%
    1-Year High(1)                            $12.35           13.0%
    1-Year Low(1)                              $6.75          106.7%

                                                                 %
                                              PRICE           INCREASE
                                              -----           --------
    S&P Index (June 6, 2003)                 $987.76             NA
    S&P Index (May 5, 2003)                  $926.55            6.6%
    S&P Index (December 31, 2002)            $879.82           12.3%
    S&P Index (December 5, 2002)             $906.55            9.0%

----------
(1) Represents closing stock price data prior to Mr. Sosnoff's initial announcement of the proposed tender offer on December 6, 2002 at a price of $12.50 per share.

--------------------------------------------------------------------------------
(THE BLACKSTONE GROUP LOGO OMITTED)                                            5